UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

WINVEST ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40796	86-2451181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Cambridgepark Drive, Suite 301

Cambridge, Massachusetts

02140

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 658-3094

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one redeemable Warrant, and one right	WINVU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	WINV	The Nasdaq Stock Market LLC
Warrants to acquire 1/2 of a share of Common Stock	WINVW	The Nasdaq Stock Market LLC
Rights to acquire one-fifteenth of one share of Common Stock	WINVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2024, WinVest Acquisition Corp. (the “Company”) held a special meeting of stockholders (the “Extension Meeting”) to approve (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) to extend the date (the “Termination Date”) by which the Company must consummate an initial business combination (a “Business Combination”) from June 17, 2024 (the “Current Termination Date”) to July 17, 2024 (the “Charter Extension Date”), and to allow the Company, without another stockholder vote, to elect to extend the Termination Date on a monthly basis for up to five times by an additional one month each time after the Charter Extension Date, by resolution of the Company’s board of directors, if requested by WinVest SPAC LLC, and upon five days’ advance notice prior to the applicable Termination Date, until December 17, 2024, or a total of up to six months after the Current Termination Date, unless the closing of the Company’s Business Combination shall have occurred prior thereto, by causing $30,000 to be deposited into the Trust Account for each such extension (the “Extension Amendment Proposal”), (ii) an amendment to the Investment Management Trust Agreement (the “Trust Agreement,” and such amendment the “Trust Agreement Amendment”), dated as of September 14, 2021, by and between the Company and Continental Stock Transfer and Trust Company (“Continental”), to extend the date (the “Liquidation Date”) on which Continental must liquidate the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) from June 17, 2024 to July 17, 2024, and to allow the Company, without another stockholder vote, to further extend the Liquidation Date up to five times, for up to an additional one month each time, from July 17, 2024 to December 17, 2024 (the “Trust Amendment Proposal”), and (iii) a proposal to adjourn the Extension Meeting, if necessary, in the event there were insufficient shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), represented to constitute a quorum at the Extension Meeting or approve the Extension Amendment Proposal and the Trust Amendment Proposal (the “Adjournment Proposal”), each as more fully described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on May 13, 2024.

Holders of 3,714,450 shares of Common Stock held of record as of May 7, 2024, the record date for the Extension Meeting, were present in person or by proxy, representing approximately 92.4% of the voting power of the shares of Common Stock issued and outstanding as of the record date for the Extension Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Amendment Proposal, the Trust Amendment Proposal and the Adjournment Proposal were as follows:

The Extension Amendment Proposal

For	Against	Abstain
3,590,772	123,678	0

The Trust Amendment Proposal

For	Against	Abstain
3,590,772	123,678	0

The Adjournment Proposal

For	Against	Abstain
3,590,772	123,678	0

In connection with the vote to approve the Extension Amendment, the holders of 650,790 shares of Common Stock issued as part of the units sold in the IPO (“Public Shares”) properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.32 per share, for an aggregate redemption amount of approximately $7,367,203.65. Following such redemptions, approximately $5,573,406.91 was left in trust and 492,333 Public Shares remained outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2024

WINVEST ACQUISITION CORP.

By:	/s/ Manish Jhunjhunwala
Name:	Manish Jhunjhunwala
Title:	Chief Executive Officer and Chief Financial Officer